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                                                                  EXHIBIT 21
                            ACNIELSEN CORPORATION
                      LIST OF ACTIVE SUBSIDIARIES - 1/31/98
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                                                                                        State or other      % Ownership
                  Name                                                                  Jurisdiction of     100% Except
                                                                                        Incorporation          as Noted
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
A. C. NIELSEN COMPANY                                                                   Delaware
         A. C. Nielsen (Argentina) S.A.                                                 Delaware
                  Control Publicitario S.A.                                             Argentina
                  IPSA S.A.                                                             Argentina
                  A.C. Nielsen Argentina S.A.                                           Argentina
         A. C. Nielsen Ges.mbH                                                          Austria
                  ANR Piackutato Kft.                                                   Hungary
         A. C. Nielsen Company (Belgium) S.A.                                           Belgium
                  A. C. Nielsen Company & Co. SNC                                       Belgium
         A. C. Nielsen do Brasil Ltda.                                                  Brazil
                  Companhia Brasileira de Pesquisa e Analise                            Brazil
         ACNielsen Canada Holding Ltd.                                                  Canada
                  ACNielsen Company of Canada Limited                                   Canada
                           Nielsen Korea Limited                                        Korea
         A. C. Nielsen Chile Limitada                                                   Chile
                  A. C. Nielsen Chile S.A.                                              Chile                   51.0
         A. C. Nielsen de Colombia S.A.                                                 Colombia
                  Nielsen del Ecuador S.A.                                              Ecuador
         ACNielsen AIM A/S                                                              Denmark
                  AIM Farmstat ApS                                                      Denmark                 66.67
         A. C. Nielsen S.A.                                                             France
                  ERIM S.A.                                                             France
                  Panel de Gestion S.A.R.L.                                             France
         A. C. Nielsen (Dublin) Limited                                                 Ireland
         A. C. Nielsen of Ireland Limited                                               Ireland
         A. C. Nielsen Italia S.p.A.                                                    Italy
                  C.R.A. S.r.l.                                                         Italy
                           Telepanel S.A.                                               Italy
                  SITA, Societa per gli Indici Tessile e Abbigliamento-S.r.l.           Italy                   75.0
                  Management Tools S.r.l.                                               Italy                   60.0

         A. C. Nielsen (Nederland) B.V.                                                 The Netherlands
                  ACNielsen Polen B.V.                                                  The Netherlands
                           ANR Amer Nielsen Research Sp. z..o.o.                        Poland
                  ACNielsen South Africa Holdings B.V.                                   The Netherlands
                  ACNielsen South Africa B.V.                                           The Netherlands
                  Nielsen Marketing Research spol, s.r.o.                               Czech Republic
                  Nederland Centrum voor Marketing Analyses B.V.                        The Netherlands         70.0
                  ZET-Nielsen Business Information A.S.                                 Turkey                  85.0
         A. C. Nielsen (N.Z.) Limited                                                   New Zealand
                  AGB McNair Group Ltd.                                                 New Zealand
                           Media Research Services Ltd.                                 New Zealand             75.0
                  Market Research (NZ) Ltd.                                             New Zealand
         ACNielsen Norge AS                                                             Norway                  98.9
         ACNielsen Reklame-Statistikk                                                   Norway                  83.7
         A. C. Nielsen de Panama S.A.                                                   Panama
         A. C. Nielsen Peru S.A.                                                        Peru
         ACNielsen Portugal - Estudos de Mercado, Lda.                                  Portugal
         A. C. Nielsen P.R. Inc.                                                        Puerto Rico
         A. C. Nielsen Singapore Pte. Ltd.                                              Singapore
         A.C. Nielsen Company AB                                                        Sweden
         A. C. Nielsen Management Services S.A.                                         Switzerland
         A. C. Nielsen S.A.                                                             Switzerland
                  Media Focus                                                           Switzerland             50.0
         ACN/PIB Partners                                                               Connecticut             50.01
         ANR Amer Nielsen Research Limited                                              Cyprus                  51.0
         ANR Amer-Nielsen Research Hellas S.A.                                          Greece                  80.0
         ART Holding, L.L.C.                                                            Delaware

         Neslein Holding Spain C.V.                                                     The Netherlands
                  ACNielsen Holdings Spain B.V.                                         The Netherlands
                  ASEE Nielsen Holding Spain Srl                                        Spain
                           N&P Holdings Spain S.A.                                      Spain
                           A. C. Nielsen Company S.A.                                   Spain
                                    Infoadex S.A.                                       Spain                   50.0
                           Panel Internacional S.A.                                     Spain
         Nielsen Holdings, Inc.                                                         Delaware
         Nielsen Japan K.K.                                                             Japan
         Nielsen Leasing Corporation                                                    Delaware
         Panel International S.A.                                                       Delaware
         Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy                      Finland
                  A. C. Nielsen Finland Oy                                              Finland
                           Finnpanel Oy                                                 Finland                 50.0

A. C. NIELSEN COMPANY LIMITED                                                           England

ACNIELSEN HOLDING GmbH                                                                  Germany
         ACN Marketing Research Holding GmbH                                            Germany
                  A. C. Nielsen GmbH                                                    Germany
                           A. C. Nielsen Werbeforschung S&P GmbH                        Germany
                  "P&S" Handelsberatung GmbH         Germany

ACNIELSEN MARKETING RESEARCH INDIA PRIVATE LIMITED                                      India
         ACNielsen Research Services Private Limited                                    India                   70.0

CZT/ACN TRADEMARKS, L.L.C.                                                              Delaware                50.0

ENTERTAINMENT DATA, INC.                                                                California
         Entertainment Data France S.A.R.L.                                             France
         Entertainment Data GmbH                                                        Germany
         Entertainment Data Espana S.L.                                                 Spain

ENTERTAINMENT DATA, INC. 2                                                              California

ENTERTAINMENT DATA INTERNATIONAL LIMITED                                                England

MARKET SHARE MEIDA SHIVUKI LTD.                                                         Israel                  90.0

NESLEIN HOLDING, L.L.C.                                                                 Delaware

NESLEIN HOLDING (AUSTRALIA) C.V.                                                        Australia
         A. C. Nielsen (Holdings) Pty. Limited                                          Australia
                  A. C. Nielsen Australia Pty. Limited                                  Australia
                  AGB McNair Holdings Pty. Limited   Australia
                           AGB Research Holdings Pty. Limited                           Australia
                                    Tart Research Pty. Limited                          Australia
                                    AGB McNair Pty. Limited                             Australia
                                            McNair Anderson Associates Pty. Limited     Australia
                  Marketing Insights Pty. Ltd.                                          Australia
                  Nandette Pty. Limited                                                 Australia
                           Australian Independent Media Data Pty. Limited               Australia               50.0

SRG HOLDINGS LIMITED                                                                    Hong Kong
         SRG Management Services Limited                                                Hong Kong
                  ACNielsen China Ltd.                                                  Hong Kong
                           Shanghai SRG Ltd.                                            China                   80.0
                  Research Consulting Services Ltd.                                     Hong Kong
                  SRG International (HK) Ltd.                                           Hong Kong

                  SRG Research Services (HK) Ltd.                                       Hong Kong
                  Survey Research Hong Kong Ltd.                                        Hong Kong
                  Survey Research Asia Pacific Ltd.                                     Hong Kong
                           Survey Research Taiwan Ltd.                                  Taiwan
                  Survey Research Group Ltd.                                            Hong Kong
                           SRG Guangzhou Ltd.                                           China                   92.0
                  Survey Research Group Pte. Ltd.                                       Singapore
                           SRG Research Canada Ltd.                                     Canada
                                    D.J. Calhoun Marketing & Development Ltd.           Canada                  86.0
                                            Recherches en Marketing (Quebec) Inc.       Canada
                           P.T. SRI Nielsen Indonesia                                   Indonesia
                           SRG Japan K.K.                                               Japan
                           Hankook Research Company                                     Korea                   50.0
                           Survey Research Malaysia Sdn Bhd                             Malaysia
                                    Target Marketing Promotions Sdn Bhd                 Malaysia
                           Consumer Pulse Inc.                                          Philippines
                           Dealer Pulse Inc.                                            Philippines
                           Media Pulse Inc.                                             Philippines
                                    Philippine Monitoring Services Inc.                 Philippines
                           Research Philippines Unisearch Inc.                          Philippines
                           Survey Research Singapore Pte. Ltd.                          Singapore
                           Deemar Company Ltd.                                          Thailand
                           SRG Vietnam Ltd.                                             Vietnam

SRG INTERNATIONAL LTD.                                                                  New York


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